Exhibit 5.3

November 4, 2024

Watsco, Inc.

2665 South Bayshore Drive

Suite 901

Miami, Florida 33133

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Watsco, Inc., a Florida corporation (the “Company”), in connection with the Company’s registration of 299,993 shares of the Company’s Common stock, par value $0.50 per share, and 286,609 shares of the Company’s Class B Common Stock, par value $0.50 per share (collectively, the “Shares”), covered by the registration statement (including the prospectus contained therein, the “Registration Statement”), filed by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), together with the Prospectus Supplement, dated November 4, 2024 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, relating to the issuance of the Shares by the Company pursuant to the Watsco, Inc. Dividend Reinvestment Plan (the “Plan”) as described in the Prospectus Supplement.

In connection with our representation of the Company and the preparation of this opinion letter, we have examined, considered and relied upon the following documents (collectively, the “Documents”):

1. the Registration Statement and the related form of prospectus contained therein, in the form in which it was transmitted to the Commission;

2. the Prospectus Supplement, in the form transmitted to the Commission for filing on November 4, 2024 pursuant to Rule 424(b)(5) under the Securities Act;

3. the Plan, as set forth in the Prospectus Supplement;

4. the Company’s Articles of Incorporation, as amended, as filed with the Department of State of the State of Florida;

5. the Company’s Bylaws, as amended;

6. resolutions adopted by the Board of Directors of the Company in respect of the issuance of the Shares under the Plan, certified as of the date hereof by an officer of the Company; and

7. such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions set forth below, we have assumed without investigation the following: (i) the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory; and (iv) the obligations of each party set forth in the Documents are valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon the foregoing and assuming that the Company reserves for issuance under the Plan an adequate number of authorized and unissued Shares, and subject to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares, upon the due issuance and delivery thereof against payment therefor in accordance with the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm under the caption “Legal Matters”, as set forth in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

GREENBERG TRAURIG, P.A.

By:	/s/ Drew M. Altman, Esq.
Drew M. Altman, Esq.